UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 25, 2018

Date of report (date of earliest event reported)

FMC GlobalSat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-224906	82-2691035
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

FMC GlobalSat Holdings, Inc.

3301 SE 14th Avenue
Fort Lauderdale, FL 33316

 (Address of principal executive offices) (Zip Code)

(954) 678-0697

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☑

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 21, 2018, FMC GlobalSat Holdings, Inc. (the “Company”) entered into a financing transaction (the “Financing”) with Christopher MacDonald, an officer of the Company and a member of the Board of Directors of the Company. As part of the Financing, the Company issued to Mr. MacDonald a convertible promissory note (the “Note”) in the original principal amount of $70,000 pursuant to the terms of a Note Purchase Agreement (the “Note Purchase Agreement”). Mr. MacDonald beneficially owns approximately 15% of our voting common stock (on a fully-diluted basis) and serves as the Company’s Chief Operating Officer.

Note

The Note bears interest at the rate of 8% per annum. Interest payments accrue are due on the maturity date.

Both the principal and the interest under the Note are due on December 21, 2018, unless converted earlier, as provided below.

The Note is unsecured and subordinated to certain other indebtedness of the Company.

Unless otherwise elected by the holder of the Note as described below, both the principal, and at the Company’s option, accrued interest thereon, under the Note will automatically convert into shares of the Company’s capital stock and sold at the close of the next equity financing yielding gross proceeds to the Company of at least $1,000,000 in the aggregate (excluding the conversion of any then-outstanding convertible debt) at a minimum price per share of $2.00 (the “Next Equity Financing”). The holder of the Note may elect to have the entire principal amount of the Note plus accrued interest thereon be paid by the Company in cash at the Closing of the Next Equity Financing in lieu of being converted to Equity Securities.

A copy of the Note is attached to this Current Report on Form 8-K as Exhibits 10.1, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the transactions is not intended to be complete and is qualified in its entirety by the complete text of the Note.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02    Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein.

The Company offered and sold the Note in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the Note nor the underlying shares of common stock issuable thereunder have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Note dated September 21, 2018 between FMC GlobalSat Holdings, Inc. and Christopher Macdonald

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2018

FMC GLOBALSAT HOLDINGS, INC.

By:	/s/ Emmanuel Cotrel
Name: Emmanuel Cotrel Title: Chief Executive Officer

2